UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2010

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On May 25, 2010, the Board of Directors of Modine Manufacturing Company (the “Company”) amended the Company’s Bylaws to increase the number of directors from nine to twelve (as described below in Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) and appointed David J. Anderson, Larry O. Moore and Christopher W. Patterson as directors.  Messrs. Anderson and Moore were appointed to the class of directors with terms ending in 2011 and Mr. Patterson was appointed to the class of directors with terms ending in 2012.  The term of each of these directors commences on May 26, 2010 and continues until his successor is duly elected or until his earlier death, resignation or removal.  None of these directors has been assigned to a committee of the Board of Directors at the present time.

On May 25, 2010, the Company issued a press release announcing the appointment of the new directors. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Thomas A. Burke to the Role of Principal Financial Officer on an Interim Basis

On May 25, 2010, the Board of Directors of the Company appointed Thomas A. Burke, the Company’s Chief Executive Officer and President and its Principal Executive Officer, to the role of Principal Financial Officer to serve on an interim basis until such time as the Board shall appoint a new Chief Financial Officer of the Company or shall determine otherwise.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws

On May 25, 2010, the Board of Directors of the Company adopted amendments to the Company’s Bylaws to increase the number of directors from nine to twelve.  In addition, the board amended the Bylaws to provide that a retiring director of the Company may become a Director Emeritus with the affirmative vote of two-thirds of the members of the Board of Directors eligible to vote, with the retiring director abstaining and ineligible to vote.  Prior to this Bylaw amendment, a non-insider director automatically became a Director Emeritus upon retirement as a director.

Section 3.01 of the Company’s Bylaws is amended to read as follows:

3.01           General Powers; Number and Classification.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.  The Articles of Incorporation provide that the Board of Directors shall consist of such number of members as these Bylaws may provide, but not less than seven.  Until this Bylaw is amended to provide for a different number, the number of directors constituting the whole Board of Directors shall be twelve.  No decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

As provided in the Articles of Incorporation, the Board of Directors shall be divided into three classes as nearly equal in number as possible, as determined by the Board of Directors.  The term of office of a director shall be three years.  The classes of directors shall be staggered so that each expires in succeeding years.  At each annual meeting of stockholders, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors shall have been elected.

Section 3.15 of the Company’s Bylaws is amended to read as follows:

3.15           Retirement.  Each Director shall be retired at the close of the term in which he attains the age of seventy (70) years except that this provision shall not apply to any Director who has been exempted from this provision by a resolution passed by a two-thirds vote of the Board of Directors.  Upon such retirement and upon the affirmative vote of two-thirds of the members of the Board of Directors eligible to vote, with the retiring Directors abstaining and ineligible to vote, a Director may take the status of a Director Emeritus.  A Director Emeritus may be invited to attend one or more meetings of the Board and of the stockholders, and shall receive such compensation and such reimbursement for reasonable expenses, if any, for requested attendance at meetings as the Board of Directors shall determine, provided, however, that such compensation shall not exceed that received by a Director.  A Director Emeritus shall attend any such meetings of the Board in a consultive capacity but shall not be entitled to vote or have any duties or powers of a Director of the Company.

The foregoing description of the Bylaws is qualified in its entirety by reference to the actual Bylaws, which are filed as Exhibit 3.1 to this Form 8-K and are hereby incorporated by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

3.1	Bylaws of Modine Manufacturing Company, as amended, effective May 25, 2010

99.1	Press Release dated May 25, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Thomas A. Burke
Thomas A. Burke President and Chief Executive Officer

By: /s/ Margaret C. Kelsey Margaret C. Kelsey Vice President – Corporate Development, General Counsel and Secretary

Date:  June 1, 2010

Exhibit Index

Exhibit No.	Exhibit Description

3.1	Bylaws of Modine Manufacturing Company, as amended, effective May 25, 2010

99.1	Press Release dated May 25, 2010